Exhibit 5.1

One Financial Center Boston, MA 02111 617-542-6000 617-542-2241 fax www.mintz.com

June 26, 2013

Virtus Investment Partners, Inc.

100 Pearl Street, 9th Floor

Hartford, CT 06103

Ladies and Gentlemen:

We have acted as counsel to Virtus Investment Partners, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Securities Act”), the following:

(i) common stock, $0.01 par value per share (the “Common Stock”);

(ii) preferred stock, $0.01 par value per share (the “Preferred Stock”);

(iii) warrants to purchase Common Stock or Preferred Stock (the “Warrants”), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder (each, a “Warrant Agreement”);

(iv) depositary shares (the “Depositary Shares”) issued under deposit agreements (each, a “Deposit Agreement”), which will represent an interest in a fractional share or multiple shares of Preferred Stock and will be evidenced by a depositary receipt (each a “Depositary Receipt”);

(v) stock purchase contracts and stock purchase units for the purchase of shares of Common Stock or Preferred Stock (the “Contracts and Units”) issued under stock purchase contracts and stock purchase units agreements (each, a “Contract or Unit Agreement”);

(vi) debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between the Company and a trustee to be selected by the Company, in the form attached as Exhibit 4.16 to the Registration Statement, as such indenture may be amended or supplemented from time to time (the “Indenture”); and

(vii) common stock, $0.01 par value per share (the “Selling Stockholder Shares”), which may be sold by the selling stockholder named in the Registration Statement in amounts set forth in the prospectus supplements included as part of the Registration Statement from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

The Common Stock, the Preferred Stock, the Warrants, the Depositary Shares, the Contracts and Units and the Debt Securities are collectively referred to herein as the “Securities.” The Securities are being registered for offering and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

In connection with this opinion, we have examined the Company’s Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated By-Laws, both as currently in effect, such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant, as well as the Registration Statement and the exhibits thereto.

In our capacity as counsel to the Company in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal and Delaware laws, in the manner presently proposed.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

BOSTON | LONDON | LOS ANGELES | NEW YORK | SAN DIEGO | SAN FRANCISCO | STAMFORD | WASHINGTON

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

Members of our firm are admitted to the Bar of the Commonwealth of Massachusetts, and we do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws), the United States federal laws and, as to the Debt Securities constituting valid and legally binding obligations of the Company, the laws of the State of New York. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the Commonwealth of Massachusetts. No opinion is expressed herein with respect to (i) the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction or (ii) the compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof.

Based upon the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1. With respect to the Common Stock, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) an appropriate prospectus supplement with respect to the applicable shares of Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iv) if the applicable shares of Common Stock are to be sold pursuant to a purchase, underwriting or similar agreement (an “Underwriting Agreement”), such Underwriting Agreement with respect to the applicable shares of Common Stock in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) the terms of the sale of the Common Stock have been duly established in conformity with the Company’s then operative Certificate of Incorporation and By-Laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vi) the Common Stock has been issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (vii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to the Preferred Stock, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) an appropriate prospectus supplement with respect to the applicable shares of Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iv) if the applicable shares of Preferred Stock are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable shares of Preferred Stock in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) an appropriate Certificate or Certificates of Amendment or Designation relating to a class or series of the Preferred Stock to be sold under the Registration Statement has been duly authorized and adopted and filed with the Secretary of State of the State of Delaware prior to the issuance of such Preferred Stock, (vi) the terms of issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company’s then operative Certificate of Incorporation and By-Laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, such Preferred Stock will be validly issued, fully paid, and nonassessable.

3. With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) the Warrant Agreement relating to the Warrants has been duly authorized, executed, and delivered by the Company, (iv) an appropriate prospectus supplement with respect to the applicable Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (v) if the applicable Warrants are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Warrants in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Warrants will constitute valid and legally binding obligations of the Company.

4. With respect to the Depositary Shares, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) the Deposit Agreement relating to the Depositary Shares has been duly authorized, executed, and delivered by the Company, (iv) an appropriate prospectus supplement with respect to the applicable Depositary Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (v) if the applicable Depositary Shares are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Depositary Shares in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the Depositary Shares have been duly executed and countersigned in accordance with the Deposit Agreement and issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Depositary Shares will constitute valid and legally binding obligations of the Company.

5. With respect to the Contracts and Units, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) the Contract or Unit Agreement relating to the Contracts or Units has been duly authorized, executed, and delivered by the Company, (iv) an appropriate prospectus supplement with respect to the applicable Contracts and Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (v) if the applicable Contracts and Units are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Contracts and Units in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the terms of the Contracts and Units and of their issuance and sale have been duly established in conformity with the Contract or Unit Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the Contracts and Units have been duly executed and countersigned in accordance with the Contract or Unit Agreement and issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Contracts and Units will constitute valid and legally binding obligations of the Company.

6. With respect to the Debt Securities, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) the Indenture has been duly authorized, executed and delivered by the Company, (iv) an appropriate prospectus supplement with respect to the applicable Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (v) if the applicable Debt Securities are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Debt Securities in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) such Debt Securities have been duly executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the Registration Statement and the prospectus included therein, (viii) the Indenture relating to the Debt Securities has been qualified under the Trust Indenture Act of 1939, as amended, and (ix) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, such Debt Securities will constitute valid and legally binding obligations of the Company.

7. The Selling Stockholder Shares have been validly issued and are fully paid and non-assessable.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and (v) we express no opinion with respect to whether acceleration of any Debt Securities may affect the ability to collect any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible and we have assumed that the Indenture will be duly authorized, executed, and delivered by the respective trustees thereunder and the Warrant Agreement and the Contract or Unit Agreement will be duly authorized, executed, and delivered by the parties thereto (other than the Company), respectively. With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or Preferred Stock, Debt Securities convertible into Common Stock or Warrants exercisable for Common Stock or Contracts or Units exercisable for Common Stock) is in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock are authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or Debt Securities convertible into Preferred Stock or Warrants exercisable for Preferred Stock or Contracts or Units exercisable for Preferred Stock) is in an amount that is not less than the par value of the Preferred Stock. We have also assumed that any Warrants and Contracts or Units offered under the Registration Statement, and the related Warrant Agreement and Contract or Unit Agreement, as applicable, will be executed in the forms to be filed as exhibits to the Registration Statement or incorporated by reference therein. We have not independently verified any of the foregoing assumptions.

It is understood that this opinion is to be used only in connection with the offer and sale of Securities while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm’s name therein and in the prospectus included therein under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.